                                                                    EXHIBIT 3.2


                                           [COVER CERTIFICATE FOR PRE-EFFECTIVE
                                                             CHARTER AMENDMENT]

                        CERTIFICATE OF KIRKLAND'S, INC.

                  KIRKLAND'S, INC., a Tennessee corporation (the "Company"), does hereby certify, pursuant to Section 48-20-107(d) of the Tennessee Business Corporation Act, that:

                  FIRST: The Board of Directors of the Company, on April 17, 2002, adopted a resolution proposing and recommending to the Shareholders of the Company that the Charter of the Company be amended and restated to read in full as set forth in the Amended and Restated Charter attached hereto and filed herewith as Appendix A (the "Amended and Restated Charter").

                  SECOND: The Shareholders of the Company, on May 24, 2002, approved the recommendation of and adopted the Amended and Restated Charter in accordance with the provisions of Section 48-20-103 of the Tennessee Business Corporation Act.

                  THIRD: Upon the filing of this Certificate and the Amended and Restated Charter with the Tennessee Department of State, and without any other action on the part of the Company or any other person, (a) with respect to each share of Common Stock issued and outstanding immediately prior to the time (the "Effective Time") that the Certificate is filed with the Tennessee Department of State (the "Old Common Stock"), the Company shall issue ___________ shares of Common Stock (the "Share Dividend"), (b) each holder of record of one or more shares of the Old Common Stock shall be entitled to receive, upon surrender for cancellation of the certificates representing such shares, one or more new certificates representing the sum of (i) the Old Common Stock held by the holder, plus (ii) the shares of Common Stock issued to the holder pursuant to the Share Dividend; provided, however, that any fractional shares resulting from such Share Dividend shall be cancelled without consideration; and (c) the Amended and Restated Charter shall become effective, superseding the Company's existing charter and all prior amendments thereto and restatements thereof.

                  FOURTH: As of the Effective Time, the certificates representing the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Company for any purpose, whereupon, there shall be issued and delivered to each holder of Old Common Stock, promptly in his or its name and at his or its address as shown on the records of the Company, a certificate for the number of shares of Common Stock equal to the sum of (a) the Old Common Stock held by the holder, plus (b) the shares of Common Stock issued to the holder pursuant to the Share Dividend.

                  IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by _____________, its _____________________, and attested by
_________________, its Secretary, this _____ day of ___________, 2002.


ATTESTED:                                 KIRKLAND'S, INC.


By:                                       By:
   ---------------------------------         ----------------------------------
     [NAME]                                    [NAME]
     Secretary                                 [TITLE]

                                         [To become effective immediately prior
                                              to effectiveness of the Offering]

                                   APPENDIX A

                          AMENDED AND RESTATED CHARTER

                                       OF

                                KIRKLAND'S, INC.

                  This Amended and Restated Charter of Kirkland's, Inc. (the "Corporation") shall be effective upon filing with the Tennessee Secretary of State. The undersigned corporation hereby adopts the following amended and restated charter pursuant to ss. 48-20-107 of the Tennessee Business Corporation Act:

         1.       Name. The name of the Corporation is Kirkland's, Inc.

         2. Registered Office and Agent. The Corporation's registered office is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305. The Corporation's registered agent at that office is Robert Alderson.

         3. Principal Office. The principal office of the Corporation is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305.

         4. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shares shall constitute a separate class of shares known as Common Stock, which shall be without par value (the "Common Stock"), and the remaining Ten Million (10,000,000) shares shall constitute a single class of shares known as Preferred Stock (the "Preferred Stock"). Of the Preferred Stock (i) Three Million One Hundred Thousand (3,100,000) shares shall be designated as a series referred to as Class A Preferred Stock, which shall be without par value (the "Class A Preferred Stock"), (ii) One Million One Hundred Thousand (1,100,000) shares shall be designated as a series referred to as Class B Preferred Stock, which shall be without par value (the "Class B Preferred Stock"), (iii) Six Hundred Thousand (600,000) shares shall be designated as a series referred to as Class C Preferred Stock, which shall be without par value (the "Class C Preferred Stock"), and (iv) Seventy-Five Thousand (75,000) shares shall be designated as a series referred to as Class D Preferred Stock, which shall be without par value (the "Class D Preferred Stock").

         5. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 5 shall have, for all purposes of this Amended and Restated Charter the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  "Anticipated Effective Date" has the meaning set forth in
Section 8.6.

                  "Board of Directors" means the Board of Directors of the Corporation or any authorized committee of the Board of Directors, as the same may be constituted from time to time.

                  "Class A Excess Dividend Amount" has the meaning set forth in
Section 8.3.2.

                  "Class A Liquidation Preference" has the meaning set forth in
Section 8.3.1.

                  "Class A Preferred Stock" means the Class A Preferred Stock, no par value per share, designated as "Class A Preferred Stock" in the Charter.

                  "Class A Preferred Stock Stated Value" means $13.58859 per share.

                  "Class A Redemption Price" has the meaning set forth in
Section 8.5.1.

                  "Class B Excess Dividend Amount" has the meaning set forth in
Section 9.3.2.

                  "Class B Liquidation Preference" has the meaning set forth in
Section 9.3.1.

                  "Class B Preferred Stock" means the Class B Preferred Stock, no par value per share, designated as "Class B Preferred Stock" in the Charter.

                  "Class B Preferred Stock Stated Value" means $13.58859 per share.

                  "Class B Redemption Price" has the meaning set forth in
Section 9.5.1.

                  "Class C Liquidation Preference" has the meaning set forth in
Section 10.3.1.

                  "Class C Preferred Stock" means the Class C Preferred Stock, no par value per share, designated as "Class C Preferred Stock" in the Charter.

                  "Class C Preferred Stock Stated Value" means $30.63556 per share.

                  "Class C Redemption Event" has the meaning set forth in
Section 10.5.2.

                  "Class C Redemption Price" has the meaning set forth in
Section 10.5.3.

                  "Class D Liquidation Preference" has the meaning set forth in
Section 11.3.1 hereof.

                  "Class D Preferred Stock" means the Corporation's Class D Preferred Stock, no par value per share, as the same may be amended or modified from time to time.

                  "Class D Preferred Stock Stated Value" means $450.00 per share.

                  "Class D Redemption Price" has the meaning set forth in
Section 11.5.1 hereof.

                  "Common Stock" means the Common Stock, no par value per share, of the Corporation.

                  "Conversion Date" has the meaning set forth in Section 8.6. hereof.

                  "Conversion Price" means the offering price per share at which the Common Stock of the Corporation is first offered to the public in the Qualified Public Offering.

                  "Corporation" means Kirkland's, Inc.

                  "Event of Conversion" has the meaning set forth in Section
8.6.

                  "Issue Date" means the first date on which any shares of Class D Preferred Stock are issued by the Corporation.

                  "Liquidation" means any sale, merger, consolidation, dissolution, liquidation or winding up of the Corporation, voluntary or involuntary.

                  "Liquidity Event" means

                           (A)      a sale of all or a majority in value of the
assets of the Corporation and its consolidated subsidiaries, taken as a whole.

                           (B)      the acquisition of more than fifty percent
(50%) of the outstanding shares of Common Stock of the Corporation, by a person or group of persons acting in concert, who are not shareholders of the Corporation as of August 8, 2000, other than transfers to an Affiliate or to a Permitted Transferee (as such terms are defined in the shareholders agreement in effect as of August 8, 2000, between the Corporation and the shareholders thereof) if such transfers are permitted without restriction pursuant to the terms of such shareholders agreement;

                           (C)      a Qualified Public Offering; or

                           (D)      a refinancing after August 8, 2000 of the
indebtedness of the Corporation for borrowed money existing as of August 8, 2000, in connection with which the Corporation repurchase or redeem any capital stock for value.

                  "Notes" has the meaning set forth in Section 8.2.1 hereof.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, joint-stock company, trust, unincorporated organization or any government, or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

                  "Past Due Interest" has the meaning set forth in Section
8.2.1 hereof.

                  "Preferred Stock Designation" has the meaning set forth in
Section 7 hereof.

                  "Qualified Public Offering" means a sale of shares of the Common Stock of the Corporation in a registered underwritten public offering resulting in gross proceeds to the Corporation of at least Thirty Million Dollars ($30,000,000).

                  "Redemption Allowance Date" has the meaning set forth in
Section 8.5.1 hereof.

         6. Common Stock. The express terms and conditions of the shares classified and designated as Common Stock are as follows:

                  6.1. Voting Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, upon each question or matter submitted generally to the holders of the Common Stock of the Corporation and shall have all voting rights accorded to holders of Common Stock pursuant to the Tennessee Business Corporation Act.

                  6.2. Liquidation. On Liquidation, and after payment to the holders of shares of Preferred Stock as provided below, the remaining assets and funds of the Corporation, if any, shall be distributed and paid over to the holders of Common Stock, pro rata according to their respective shares.

         7. Preferred Stock. The Board of Directors of the Corporation is authorized to amend this Charter, by adoption of articles of amendment to the Charter effective without shareholder approval (hereinafter referred to as a "Preferred Stock Designation"), to provide for the issuance of serial preferred stock in series and to fix the preferences, limitations and relative rights of each such series, including, but not limited to, determination of any of the following:

                  (a) the distinctive designation for each series and the number of shares constituting such series;

                  (b) the voting rights, full, conditional or limited, of shares of such series;

                  (c) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

                  (d) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

                  (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) the price or other consideration for which the shares of such series shall be issued;

                  (i) whether the shares of such series that are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

                  (j) any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of this Charter.

Except as may be provided in this Charter or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote.

         8. Class A Preferred Stock. The express terms and conditions of the shares classified and designated as Class A Preferred Stock, no par value, of the Corporation (the "Class A Preferred Stock") are as follows:

                  8.1. Designation and Number of Shares of Class A Preferred Stock. The designation of the series of preferred stock in this
Section 8 is Class A Preferred Stock and the number of shares of such series is 3,100,000 shares having a stated value per share equal to $13.58859 (the "Class A Preferred Stock Stated Value"). The Class A Preferred Stock shall rank pari passu with the Class B Preferred Stock (except as provided in Section 8.3 and Section 9.3) and senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation to all other shares of capital stock of the Corporation except the Class C Preferred Stock and the Class D Preferred Stock.

                  8.2.     Dividends with Respect to Class A Preferred Stock.

                           8.2.1.   In each year, the holder of each share of
Class A Preferred Stock shall be entitled to receive, subject to the rights of the holders of Class D Preferred Stock, preferential, cumulative dividends in cash, which dividends shall be cumulative and shall accrue from the date upon which the Class A Preferred Stock was issued, in an amount equal to eight percent (8%) of the Class A Preferred Stock Stated Value per share per year, provided, that from and after June 12, 1999, dividends shall accrue in an amount equal to ten (10%) of the Class A Preferred Stock Stated Value per share per year, provided further that dividends shall accrue in an amount equal to four percent (4%) per annum of the Class A Preferred Stock Stated Value per share per year from the period from June 30, 2001 until such time as the Company has paid on the promissory notes (the "Notes") issued in connection with that Senior Subordinated Note and Warrant Purchase Agreement dated as of June 12, 1996, as amended, all interest that had accrued and was not paid as of June 19, 2001, in the amount of Three Million Seventy-Two Thousand Five Hundred Nine Dollars ($3,072,509), plus all additional interest accrued under the Notes after June 19, 2001 that is not paid when due (collectively, "Past Due Interest"). Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of the Corporation's fiscal quarter, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                           8.2.2.   If, in any dividend period or periods, full
dividends (whether past or current) upon the outstanding Class A Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Class A Preferred Stock through the payment date for such dividends are declared and paid on each share of Class A Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any Common Stock or class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 which does not expressly provide that it ranks senior to or on a parity with the Class A Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation, nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding Class A Preferred Stock, the aggregate payment to all holders of Class A Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class A Preferred Stock.

                           8.2.3.   Holders of the Class A Preferred Stock
shall not, solely as a result of such holders' ownership of such Class A Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

                           8.2.4.   No dividend shall be paid upon shares of
Class A Preferred Stock unless like dividends are simultaneously paid on shares of Class B Preferred Stock.

                  8.3. Liquidation Preference with Respect to Class A Preferred Stock.

                           8.3.1.   Following any Liquidation, no distribution
of any of the assets of the Corporation shall be made to the holders of (i) Common Stock, (ii) any class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 which does not expressly provide that it ranks senior to or on a parity with the Class A Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation, or (iii) Class B Preferred Stock by reason of their ownership thereof unless and until the holders of Class A Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class A Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, less the Class A Excess Dividend Amount (hereinafter defined) (the "Class A Liquidation Preference") for each share of Class A Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class A Preferred Stock, the full amount of the Class A Liquidation Preference, the holders of shares of Class A Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class A Preferred Stock holders after any distribution of the Class D Liquidation Preference to the holders of Class D Preferred Stock pursuant to Section 11.3 and distribution of the Class C Liquidation Preference to the holders of the Class C Preferred Stock pursuant to Section 10.3.

                           8.3.2.   In the event of any Liquidation, after
payment of the Class D Liquidation Preference, the Class C Liquidation Preference, Class A Liquidation Preference and the Class B Liquidation Preference (hereinafter defined), the holders of the Class A Preferred Stock shall be entitled to receive pari passu with the amounts payable to holders of Class B Preferred Stock pursuant to Section 9.3.2, an amount equal to all accrued and unpaid dividends, if any, to the date of payment owing on the Class A Preferred Stock other than accrued and unpaid dividends that would be owing thereon if all dividends accrued on the Class A Preferred Stock at the rate of eight percent (8%) per annum (the "Class A Excess Dividend Amount").

                           8.3.3.   In the event of any Liquidation, after
payment shall have been made to the holders of shares of Class A Preferred Stock of the amounts described in Section 8.3.1 and Section 8.3.2, the holders of shares of Class A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                           8.3.4.   The sale or other disposition (other than
by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation (or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

                  8.4. Voting Rights with Respect to Class A Preferred Stock. The Class A Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of the Common Stock, voting together with the holders of Common Stock, Class B Preferred Stock and Class D Preferred Stock as one voting group. The rate at which the Class A Preferred Stock shall have the right to vote shall be ______ [blank to be filled in, prior to filing, with the same number as the stock split ratio to be set forth on the cover certificate accompanying this Amended and Restated Charter] votes per share; provided, however, that in the event that, at any time after the filing date of this Amended and Restated Charter:
(a) the outstanding Common Stock shall be subdivided into a greater number of shares, the number of votes for each share of Class A Preferred Stock shall be proportionately increased; or (b) the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of votes for each share of Class A Preferred Stock shall be proportionately reduced. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class A Preferred Stock as a separate class, the Corporation shall not, after August 8, 2000,

                           8.4.1.   in any manner authorize, create or issue
(x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class A Preferred Stock or (B) in any manner adversely affects the holders of the Class A Preferred Stock, or (y) any additional shares of capital stock or any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of capital stock having any priority over or parity with or otherwise adversely affecting the holders of the Class A Preferred Stock;

                           8.4.2.   in any manner alter or change the
designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class A Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class A Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class A Preferred Stock Stated Value of the shares of the Class A Preferred Stock; or

                           8.4.3.   reclassify the shares of any (a) Common
Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 or (c) Class B Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class A Preferred Stock or (B) which in any manner adversely affects the holders of the Class A Preferred Stock.

                  8.5.     Redemptions with Respect to Class A Preferred Stock.

                           8.5.1.   At any time and from time to time after (or
simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section 11.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 10.5, and after the earlier to occur of (i) the closing of a Liquidity Event, (ii) June 12, 2004, and (iii) the full payment and discharge of the senior subordinated indebtedness of the Corporation in the initial principal amount of Twenty Million Dollars ($20,000,000) (the earlier of such dates being herein the "Redemption Allowance Date"), at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class A Preferred Stock then outstanding; provided, however, that (x) any redemption of less than all of the shares of Class A Preferred Stock shall be divided ratably and equally among the then extant holders of Class A Preferred Stock and (y) no shares of Class A Preferred Stock shall be redeemed pursuant to this Section 8.5.1 unless a pro rata number (based on aggregate stated values) of Class B Preferred shares shall be redeemed pursuant to Section
9.5.1. For each share of Class A Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 8.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to Class A Preferred Stock Stated Value plus all accrued and unpaid dividends with respect to such share to the date of payment (the "Class A Redemption Price").

                           8.5.2.   After (or simultaneously with) the
completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section 11.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to
Section 10.5, at any time and from time to time after June 12, 2004, at the option of a holder of the Class A Preferred Stock and upon thirty (30) days prior delivery of written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the Class A Preferred Stock held by such holder. For each share of Class A Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 8.5.2, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class A Preferred Stock Redemption Price.

                           8.5.3.   If the funds of the Corporation legally
available for redemption pursuant to Section 8.5.2 and Section 9.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 8.5.2 and Section 9.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class A Preferred Stock and Class B Preferred Stock, in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class A Preferred Stock and Class B Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class A Preferred Stock and Class B Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class A Preferred Stock shall be paid in full (up to the Class A Liquidation Preference) before payments shall be made to holders of Class B Preferred Stock pursuant to Section 10.5.

                           8.5.4.   Notwithstanding the fact that a written
notice of redemption is given, all rights of the redeeming holder with respect to shares of Class A Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class A Preferred Stock Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                           8.5.5.   At any time after notice of redemption
pursuant to Section 8.5.1 or Section 8.5.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class A Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the Corporation and at the end of five years of the date designated for such redemption shall be remitted to the Treasurer of the State of Tennessee in accordance with the Tennessee Uniform Disposition of Unclaimed Property Act. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class A Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 8.5.5 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 8.5.5 in respect of shares of Class A Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class A Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class A Redemption Price therefor, without interest.

                           8.5.6.   When shares are redeemed pursuant to this
Section 8, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption,
(ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) such redemption would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                           8.5.7.   Upon payment of the Class A Redemption
Price by the Corporation with respect to shares of Class A Preferred Stock being redeemed pursuant to this Section 8.5, such shares of Class A Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

                  8.6. Conversion Rights. Upon the occurrence of the closing of a Qualified Public Offering, provided that, prior to such closing:
(a) at least thirty (30) days prior to the date which the Board of Directors estimates in good faith to be the likely effective date of the registration of a Qualified Public Offering (the "Anticipated Effective Date"), the Board of Directors shall have provided to all of the holders of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock notice of an anticipated Qualified Public Offering, which notice shall include the Anticipated Effective Date and the anticipated offering price per share of Common Stock at which the Common Stock will be first offered to the public in the Qualified Public Offering and (b) at least twenty (20) days prior to the Anticipated Effective Date, the holders of the Class A Preferred Stock, holders of Class B Preferred Stock and holders of Class D Preferred Stock, together representing at least sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock shall have elected to convert all of the issued and outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock (other than those shares being redeemed pursuant to Section 8.5.1, Section 9.5.1, and Section 11.5.1, respectively) into shares of Common Stock, then in such event (an "Event of Conversion") each and every share of Class A Preferred Stock then outstanding (other than those shares being redeemed pursuant to Section 8.5.1), by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to (x) the sum of (A) the Class A Preferred Stock Stated Value plus (B) all accrued but unpaid dividends, if any, payable with respect to such shares of Class A Preferred Stock up to and including the date upon which the Qualified Public Offering is closed (the "Conversion Date") divided by (y) the Conversion Price.

                           8.6.1.   Conversion shall be deemed to have been
effected with respect to conversion under Section 8.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class A Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 8.6.3, payable with respect to the shares of Class A Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                           8.6.2.   No fractional shares of Common Stock shall
be issued upon conversion of shares of Class A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class A Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                           8.6.3.   The Corporation shall pay all documentary,
stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class A Preferred Stock in respect of which such shares are being issued.

                           8.6.4.   The holders of the Class A Preferred Stock,
the holders of the Class B Preferred Stock, and the holders of the Class D Preferred Stock by vote of sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section 8.6 and Section 9.6, and Section 11.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                           8.6.5.   All shares of Common Stock which may be
issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

         9. Class B Preferred Stock. The express terms and conditions of the shares classified and designated as Class B Preferred Stock, no par value, of the Corporation are as follows:

                  9.1. Designation and Number of Shares of Class B Preferred Stock. The designation of the series of Preferred Stock set forth in this Section 9 is Class B Preferred Stock and the number of shares of such series is 1,100,000 shares having a stated value per share equal to $13.58859 (the "Class B Preferred Stock Stated Value"). The Class B Preferred Stock shall rank pari passu with the Class A Preferred Stock (except as provided in Section
8.3 and Section 9.3 hereof) and senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation, to all other shares of the capital stock of the Corporation except the Class C Preferred Stock and the Class D Preferred Stock.

                  9.2.     Dividends with respect to Class B Preferred Stock.

                           9.2.1.   In each year, the holder of each share of
Class B Preferred Stock shall be entitled to receive subject to the rights of the holders of Class D Preferred Stock, preferential, cumulative dividends in cash, which dividends shall be cumulative and shall accrue from the date upon which the Class B Preferred Stock was issued, in an amount equal to eight percent (8%) of the Class B Preferred Stock Stated Value per share per year, provided, however, that from and after June 12, 1999, dividends shall accrue in an amount equal to ten percent (10%) per annum of the Class B Preferred Stock Stated Value. Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of each of the Corporation's fiscal quarters, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                           9.2.2.   If, in any dividend period or periods, full
dividends (whether past or current) upon the outstanding Class B Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Class B Preferred Stock through the payment date for such dividends are declared and paid on each share of Class B Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any Common Stock or class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 which does not expressly provide that it ranks senior to or on a parity with the Class B Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation, nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding Class B Preferred Stock, the aggregate payment to all holders of Class B Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class B Preferred Stock.

                           9.2.3.   Holders of the Class B Preferred Stock
shall not, solely as a result of such holders' ownership of such Class B Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

                           9.2.4.   No dividend shall be paid upon shares of
Class B Preferred Stock unless like dividends are simultaneously paid on shares of Class A Preferred Stock.

                  9.3. Liquidation Preference with Respect to Class B Preferred Stock.

                           9.3.1.   Following any Liquidation, no distribution
of any of the assets of the Corporation shall be made to the holders of (i) Common Stock or (ii) any class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 which does not expressly provide that it ranks senior to or on a parity with the Class B Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation by reason of their ownership thereof unless and until the holders of Class B Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class B Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, less the Class B Excess Dividend Amount (hereinafter defined) (the "Class B Liquidation Preference") for each share of Class B Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class B Preferred Stock the full amount of the Class B Liquidation Preference, the holders of shares of Class B Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class B Preferred Stock holders after distribution of the Class D Liquidation Preference to the holders of Class D Preferred Stock pursuant to Section 11.3, distribution of the Class C Liquidation Preference to the holders of the Class C Preferred Stock pursuant to Section 10.3, and distribution of the Class A Liquidation Preference to the holders of the Class A Preferred Stock pursuant to Section 8.3.

                           9.3.2.   In the event of any Liquidation, after
payment of the Class D Liquidation Preference, the Class C Liquidation Preference, the Class A Liquidation Preference and the Class B Liquidation Preference, the holders of the Class B Preferred Stock shall be entitled to receive, pari passu with the amounts payable to holders of Class A Preferred Stock pursuant to Section 8.3.2, an amount equal to all accrued and unpaid dividends, if any, to the date of payment owing on the Class B Preferred Stock other than accrued and unpaid dividends that would be owing thereon if all dividends accrued on the Class B Preferred Stock at the rate of eight percent (8%) per annum (the "Class B Excess Dividend Amount").

                           9.3.3.   In the event of any Liquidation, after
payment shall have been made to the holders of shares of Class B Preferred Stock of the amounts described in Section 9.3.1 or Section 9.3.2, the holders of shares of Class B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                           9.3.4.   The sale or other disposition (other than
by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

                  9.4. Voting Rights with Respect to Class B Preferred Stock. The Class B Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of the Common Stock, voting together with the holders of Common Stock, Class A Preferred Stock and Class D Preferred Stock as one voting group. The rate at which the Class B Preferred Stock shall have the right to vote shall be ______ [blank to be filled in, prior to filing, with the same number as the stock split ratio to be set forth on the cover certificate accompanying this Amended and Restated Charter] votes per share; provided, however, that in the event that, at any time after the filing date of this Amended and Restated Charter: (a) the outstanding Common Stock shall be subdivided into a greater number of shares, the number of votes for each share of Class B Preferred Stock shall be proportionately increased; or (b) the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of votes for each share of Class B Preferred Stock shall be proportionately reduced. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class B Preferred Stock as a separate class, the Corporation shall not, after August 8, 2000,

                           9.4.1.   In any manner authorize, create or issue
(x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class B Preferred Stock or (B) in any manner adversely affects the holders of the Class B Preferred Stock, or (y) any additional shares of Class A Preferred Stock, Class C Preferred Stock , Class D Preferred Stock or any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity with or so adversely affecting the holders of the Class B Preferred Stock;

                           9.4.2.   in any manner alter or change the
designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class B Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class B Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class B Preferred Stock Stated Value of the shares of the Class B Preferred Stock; or

                           9.4.3.   reclassify the shares of any (a) Common
Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 or (c) Class A Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class B Preferred Stock or (B) which in any manner adversely affects the holders of the Class B Preferred Stock.

                  9.5.     Redemptions with Respect to Class B Preferred Stock.

                           9.5.1.   At any time and from time to time after (or
simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section 11.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 10.5 and after the Redemption Allowance Date, at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class B Preferred Stock then outstanding; provided, however, that (x) any redemption of less than all of the shares of Class B Preferred Stock shall be divided ratably and equally among the then extant holders of Class B Preferred Stock and (y) no shares of Class B Preferred Stock shall be redeemed pursuant to this Section 9.5.1 unless a pro rata number (based on aggregate stated values) of Class A Preferred Stock shall be redeemed pursuant to Section 8.5.1. For each share of Class B Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this
Section 9.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class B Preferred Stock Stated Value plus all accrued and unpaid dividends with respect to such share to the date of payment (the "Class B Redemption Price").

                           9.5.2.   After (or simultaneously with) the
completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section 11.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to
Section 10.5, at any time and from time to time after June 12, 2004, at the option of a holder of the Class B Preferred Stock and upon thirty (30) days prior delivery of a written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the Class B Preferred Stock held by such holder. For each share of Class B Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant, to this
Section 9.5.2, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class B Preferred Stock Redemption Price.

                           9.5.3.   If the funds of the Corporation legally
available for redemption pursuant to Section 9.5.2 and Section 8.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 9.5.2 and Section 8.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class A Preferred Stock and Class B Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to the thereafter, until all shares the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class A Preferred Stock and Class B Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof), which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class A Preferred Stock and Class B Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class A Preferred Stock shall be paid in full (up to the Class A Liquidation Preference) before payments shall be made to holders of Class B Preferred Stock pursuant to this Section 9.5.

                           9.5.4.   Notwithstanding the fact that a written
notice of redemption is given, all rights of the redeeming holder with respect to shares of Class B Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class B Preferred Stock Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                           9.5.5.   At any time after notice of redemption
pursuant to Section 9.5.1 or Section 9.5.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class B Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the Corporation and at the end of five years of the date designated for such redemption shall be remitted to the Treasurer of the State of Tennessee in accordance with the Tennessee Uniform Disposition of Unclaimed Property Act. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class B

Redemption Price. Any interest accrued on funds so deposited pursuant to this
Section 9.5.5 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 9.5.5 in respect of shares of Class B Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class B Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class B Redemption Price therefor, without interest.

                           9.5.6.   When shares are redeemed pursuant to this
Section 9, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption,
(ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) such redemption would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                           9.5.7.   Upon payment of the Class B Redemption
Price by the Corporation with respect to shares of Class B Preferred Stock being redeemed pursuant to this Section 9.5, such shares of Class B Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

                  9.6. Conversion Rights. Upon the occurrence of an Event of Conversion, each and every share of Class B Preferred Stock then outstanding (other than those shares being redeemed pursuant to Section 9.5.1), by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to (x) the sum of (A) the Class B Preferred Stock Stated Value plus (B) accrued but unpaid dividends, if any, payable with respect to such shares of Class B Preferred Stock up to and including the Conversion Date divided by (y) the Conversion Price.

                           9.6.1.   Conversion shall be deemed to have been
effected with respect to conversion under Section 9.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class B Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 9.6.3, payable with respect to the shares of Class B Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                           9.6.2.   No fractional shares of Common Stock shall
be issued upon conversion of shares of Class B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class B Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                           9.6.3.   The Corporation shall pay all documentary,
stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class B Preferred Stock in respect of which such shares are being issued.

                           9.6.4.   The holders of the Class A Preferred Stock
and the holders of the Class B Preferred Stock, by vote of sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock and Class B Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section 9.6 and Section 8.6, and Section 11.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                           9.6.5.   All shares of Common Stock which may be
issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

         10. Class C Preferred Stock. The express terms and conditions of the shares classified and designated as Class C Preferred Stock, no par value, of the Corporation are as follows:

                  10.1. Designation and Number Preferred Stock. The designation of the series of preferred stock in this Section 10 is Class C Preferred Stock (hereinafter called "Class C Preferred Stock") and the number of shares of such series is 600,000 shares having a stated value per share equal to $30.63556 (the "Class C Preferred Stock Stated Value"). The Class C Preferred Stock shall rank senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation to all other shares of the capital stock of the Corporation except the Class D Preferred Stock.

                  10.2. Dividends with Respect Class C Preferred Stock. Except as provided herein, the holders of shares of Class C Preferred Stock shall not be entitled to receive dividends with respect to their shares of Class C Preferred Stock nor shall they be entitled to participate in any dividends (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class solely as a result of their ownership of such Class C Preferred Stock.

                  10.3. Liquidation Preference with Respect to Class C Preferred Stock.

                           10.3.1.  Following any Liquidation, no distribution
of any of the assets of the Corporation shall be made to the holders of (i) Common Stock (ii) any class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 which does not expressly provide that it ranks senior to or on a parity with the Class C Preferred Stock as to the payment of dividends, distributions, redemptions, or distributions upon Liquidation, (iii) Class A Preferred Stock, or (iv) Class B Preferred Stock by reason of their ownership thereof unless and until the holders of Class C Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class C Preferred Stock Stated Value to the date of payment (the "Class C Liquidation Preference") for each share of Class C Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class C Preferred Stock the full amount of the Class C Liquidation Preference, the holders of shares of Class C Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class C Preferred Stock holders and after any distribution of the Class D Liquidation Preference to holders of Class D Preferred Stock pursuant to
Section 11.3.

                           10.3.2.  In the event of any Liquidation, after
payment of the Class D Liquidation Preference and after payment shall have been made to the holders of shares of Class C Preferred Stock of the amounts described in Section 10.3.1, the holders of shares of Class C Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                           10.3.3.  The sale or other disposition (other than
by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

                  10.4. Voting Rights with Respect to Class C Preferred Stock. The Class C Preferred shall not have any voting rights except as set forth in this Section 10.4. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class C Preferred Stock as a separate class, the Corporation shall not, after August 8, 2000,

                           10.4.1.  in any manner authorize, create or issue
(x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class C Preferred Stock or (B) in any manner adversely affects the holders of the Class C Preferred Stock, or (y) any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity with or so adversely affecting the holders of the Class C Preferred Stock;

                           10.4.2.  in any manner alter or change the
designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class C Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class C Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value of the shares of the Class C Preferred Stock; or

                           10.4.3.  reclassify any shares of capital stock of
the Corporation into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class C Preferred Stock or (B) which in any manner adversely affects the holders of the Class C Preferred Stock.

                  10.5.    Redemption with Respect to Class C Preferred Stock.

                           10.5.1.  At any time and from time to time after
August 8, 2000 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to
Section 11.5, at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice, the Corporation may redeem all or any portion of the Class C Preferred Stock then outstanding; provided, however, that any redemption of less than all of the shares of Class C Preferred Stock shall be divided ratably and equally among the then extant holders of Class C Preferred Stock.

                           10.5.2.  The Class C Preferred Stock shall be
mandatorily redeemable in whole upon the Redemption Allowance Date (the "Class C Redemption Event"). In the event that the Corporation is prevented from redeeming the Class C Preferred Stock when required in accordance with the foregoing sentence, whether by contract or law, dividends will accrue and cumulate thereon at an annual rate of nine percent (9%) from the date payment is due as a result of such Class C Redemption Event pursuant to Section 10.5.3, until the redemption occurs.

                           10.5.3.  For each share of Class C Preferred Stock
which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 10.5, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class C Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, with respect to such share to the date of payment (the "Class C Redemption Price"), on (i) in the case of a redemption at the option of the Corporation, the last day of any fiscal quarter if, during the quarter then ending, a written notice of redemption shall have been delivered by the Corporation to the holder more than thirty (30) days prior to such last day or thirty (30) or fewer days prior to the end of the immediately preceding fiscal quarter, or
(ii) for purposes of the mandatory redemption described in Section 10.5.2, the earlier to occur of (A) a date set by the Corporation in the redemption notice which is within thirty (30) days after June 12, 2004 or (B) upon the closing of a Liquidity Event.

                           10.5.4.  If the funds of the Corporation legally
available for redemption pursuant to Section 10.5.1 or Section 10.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 10.5.1 or Section 10.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class C Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time there after, until all shares of Class C Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class C Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class C Preferred Stock which the Corporation is the obligated to redeem in proportion to the number of shares of Class C Preferred Stock which are held by them and which the Corporation shall be obligated to redeem.

                           10.5.5.  Notwithstanding the fact that a written
notice of redemption is given, all rights of the redeeming holder with respect to shares of Class C Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class C Preferred Stock Redemption Price therefor is paid (it being understood that such payment shall be a continuing obligation of the Corporation).

                           10.5.6.  At any time after notice of redemption
pursuant to Section 10.1 or Section 10.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class C Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the Corporation and at the end of five years of the date designated for such redemption shall be remitted to the Treasurer of the State of Tennessee in accordance with the Tennessee Uniform Disposition of Unclaimed Property Act. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class C Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 10.5.6 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 10.5.6 in respect of shares of Class C Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class C Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class C Redemption Price therefor, without interest.

                           10.5.7.  When shares are redeemed pursuant to this
Section 10, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption,
(ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its Subsidiaries, (iii) such redemption would not violate the terms of any management or shareholder agreement to which the Corporation is party, and (iv) with respect to a redemption pursuant to Section 10.5.2, all shares of Class D Preferred Stock shall have been redeemed or are otherwise no longer outstanding.

                           10.5.8.  Once the Class C Redemption Price has been
paid by the Corporation with respect to shares of Class C Preferred Stock being redeemed pursuant to this Section 10.5, such shares of Class C Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation

         11. Class D Preferred Stock. The express terms and conditions of the shares classified and designated as Class D Preferred Stock, no par value, of the Corporation are as follows:

                  11.1. Designation and Number of Shares of Class D Preferred Stock. The designation of the series of preferred stock in this
Section 11 is Class D Preferred Stock and the number of shares of such series is 75,000 shares having a stated value per share equal to $450.00 (the "Class D Preferred Stock Stated Value"). The Class D Preferred Stock shall rank senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation to all other shares of capital stock of the Corporation including the Common Stock and the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock.

                  11.2.    Dividends with Respect to Class D Preferred Stock.

                           11.2.1.  The holder of each share of Class D
Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, preferential, cumulative, dividends in cash, which dividends shall be cumulative and shall accrue from the Issue Date, in an amount equal to ten percent (10%) of the Class D Preferred Stock Stated Value per share per year, provided that from the period from June 30, 2001 until the Past Due Interest on the Notes is paid, dividends shall accrue in an amount equal to four (4%) of the Class D Preferred Stock Stated Value per share per year. Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of the Corporation's fiscal quarter, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Whenever dividends are payable pursuant to this Section 10, dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                           11.2.2.  If, in any dividend period or periods, full
dividends (whether past or current) upon the outstanding shares of Class D Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the shares of Class D Preferred Stock through the payment date for such dividends are declared and paid on each share of Class D Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 which does not expressly provide that it ranks senior to or on a parity with the Class D Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding shares of Class D Preferred Stock, the aggregate payment to all holders of shares of Class D Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class D Preferred Stock.

                           11.2.3.  Holders of the Class D Preferred Stock
shall not, solely as a result of such holders' ownership of such Class D Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

                  11.3. Liquidation Preference with Respect to Class D Preferred Stock.

                           11.3.1.  Following any Liquidation, no distribution
of any of the assets of the Corporation shall be made to the holders of (i) any other class or series of the Corporation's capital stock or (ii) any class or series of the Corporation's capital stock authorized, created or designated after August 8, 2000 which does not expressly provide that it ranks senior to or on a parity with the Class D Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation by reason of their ownership thereof unless and until the holders of Class D Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class D Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, (the "Class D Liquidation Preference") for each share of Class D Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class D Preferred Stock the full amount of the Class D Liquidation Preference, the holders of shares of Class D Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class D Preferred Stock holders.

                           11.3.2.  In the event of any Liquidation, after
payment shall have been made to the holders of shares of Class D Preferred Stock of the amounts described in Section 11.3.1 and Section 11.3.2 hereof, the holders of shares of Class D Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                           11.3.3.  The sale or other disposition (other than
by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation (or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

                  11.4. Voting Rights with Respect to Class D Preferred Stock. The holders of shares of Class D Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of shares of Common Stock, voting together with the holders of shares of Common Stock, Class A Preferred Stock and Class B Preferred Stock as one voting group. The rate at which the Class D Preferred Stock shall have the right to vote shall be ______ [blank to be filled in, prior to filing, with the same number as the stock split ratio to be set forth on the cover certificate accompanying this Amended and Restated Charter] votes per share; provided, however, that in the event that, at any time after the filing date of this Amended and Restated Charter: (a) the outstanding Common Stock shall be subdivided into a greater number of shares, the number of votes for each share of Class D Preferred Stock shall be proportionately increased; or (b) the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of votes for each share of Class D Preferred Stock shall be proportionately reduced. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class D Preferred Stock as a separate class, the Corporation shall not,

                           11.4.1.  after the Effective Date, in any manner
authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class D Preferred Stock (other than such shares of Class D Preferred Stock issued as dividends hereunder) or (B) in any manner adversely affects the holders of the Class D Preferred Stock, or (y) any additional shares of capital stock or any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of capital stock having any priority over or parity with or otherwise adversely affecting the holders of the Class D Preferred Stock;

                           11.4.2.  in any manner alter or change the
designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class D Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class D Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class D Preferred Stock Stated Value of the shares of the Class D Preferred Stock; or

                           11.4.3.  reclassify the shares of any (a) Common
Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after the Effective Date or (c) Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class D Preferred Stock or (B) which in any manner adversely affects the holders of the Class D Preferred Stock.

                  11.5.    Redemptions with Respect to Class D Preferred Stock.

                           11.5.1.  At any time and from time to time after the
Redemption Allowance Date at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class D Preferred Stock then outstanding. For each share of Class D Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 11.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class D Liquidation Preference (for purposes of this Section, the "Class D Redemption Price").

                           11.5.2.  At any time and from time to time after a
Redemption Allowance Date, at the option of a holder of the Class D Preferred Stock and upon thirty (30) days prior delivery of written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the shares of Class D Preferred Stock held by such holder. For each share of Class D Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 11.5.2, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class D Redemption Price.

                           11.5.3.  If the funds of the Corporation legally
available for redemption pursuant to Section 11.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to
Section 11.5.2 those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class D Preferred Stock, in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Class D Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class D Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class D Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class D Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class D Preferred Stock shall be paid in full before payments shall be made to holders of Class A Preferred Stock pursuant to Section 8.5 and Class B Preferred Stock pursuant to Section
9.5 and Class C Preferred Stock pursuant to Section 10.5.

                           11.5.4.  Notwithstanding the fact that a written
notice of redemption is given, all rights of the redeeming holder with respect to shares of Class D Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class D Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                           11.5.5.  At any time after notice of redemption
pursuant to Section 11.2.1 or Section 11.2.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class D

Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the Corporation and at the end of five years of the date designated for such redemption shall be remitted to the Treasurer of the State of Tennessee in accordance with the Tennessee Uniform Disposition of Unclaimed Property Act. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class D Redemption Price. Any interest accrued on funds so deposited pursuant to this
Section 11.5.5 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 11.5.5 in respect of shares of Class D Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class D Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class D Redemption Price therefor, without interest.

                           11.5.6.  When shares are redeemed pursuant to this
Section 11, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption,
(ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) such redemption would not violate the terms of any management or shareholders agreement to which the Corporation is a party.

                           11.5.7.  Once the Class D Redemption Price has been
paid by the Corporation with respect to shares of Class D Preferred Stock being redeemed pursuant to this Section 11.5, such shares of Class D Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation

                  11.6. Conversion Rights. Upon an Event of Conversion, each and every share of Class D Preferred Stock then outstanding (other than those shares being redeemed), by virtue of, and simultaneously with the occurrence of a Qualified Public Offering and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to (x) the sum of (A) the Class D Preferred Stock Stated Value plus (B) all accrued but unpaid dividends, if any, payable with respect to such shares of Class D Preferred Stock up to and including the Conversion Date divided by (y) the Conversion Price.

                           11.6.1.  Conversion shall be deemed to have been
effected with respect to conversion under this Section 11.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class D Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in
Section 11.6.3 hereof, payable with respect to the shares of Class D Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                           11.6.2.  No fractional shares of Common Stock shall
be issued upon conversion of shares of Class D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class D Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                           11.6.3.  The Corporation shall pay all documentary,
stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class D Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class D Preferred Stock in respect of which such shares are being issued.

                           11.6.4.  The holders of shares of the Class D
Preferred Stock by vote of sixty percent (60%) of the aggregate outstanding shares of Class D Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section 11.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                           11.6.5.  All shares of Common Stock which may be
issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

         12. Special Shareholder Meetings. Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the President of the Company, or upon a resolution adopted by or affirmative vote of a majority of the Board of Directors, and not by the shareholders.

         13.      Directors.

                  13.1. Number. The number of directors of the Corporation shall be such number, neither fewer than three nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as determined by a majority vote of the Board of Directors. The Board of Directors has the power to fix or change the number of directors, including an increase or decrease in the number of directors from time to time as established by a majority vote of the Board of Directors. A director need not be a shareholder or a resident of the state of Tennessee.

                  13.2.    Classes.

                           13.2.1.  Number of Classes. The Board of Directors
of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III.

                           13.2.2.  Term. Directors assigned to be the initial
Class I directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2003; directors assigned to be the initial Class II directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2004; and, directors assigned to be the initial Class III directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2005. Thereafter, at each annual meeting of shareholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years by a plurality vote of all votes cast at such meeting. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

                           13.2.3.  Increase or Decrease in Number. Should the
number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 13.2.1 herein. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in paragraph Section 13.2.1.

                  13.3. Removal. No director of the Corporation (including those directors, if any, elected by holders of any series of preferred stock) may be removed at any time unless for cause. Upon finding of cause as determined by a majority of the Board of Directors (excluding the director which is the subject of removal), the director may be removed only upon the affirmative vote of the holders of at least 80% of outstanding shares of capital stock of the

Corporation entitled to vote generally in the election of directors (the "Voting Power"), considered for this purpose as one class, except as otherwise required by law.

                  13.4. Vacancies and Newly Created Directorships. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the shareholders, unless there are no directors remaining on the Board of Directors. Any director so chosen (a "vacancy director") shall be a director of the same class as the director whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The shareholders shall thereupon elect a director to fill the vacancy or newly created directorship having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of shareholders at which the term of office of such class expires and until such director's successor shall have been duly elected and qualified.

         14. Limitation of Liability. Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Section 14 shall not eliminate liability of a director for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act, or (iv) receiving any improper personal benefit. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law, as so enacted. Any repeal or modification of this Section 14 or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment.

         15.      Indemnification.

                  15.1.    Definitions. As used in this Section 15:

                           15.1.1.  "Director" shall mean any individual who is
or was a director of the Corporation, or any individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on or otherwise involves services by the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of the director.

                           15.1.2.  "Employee or Agent" shall mean any
individual who is or was an employee or agent of the Corporation other than a director or officer of the Corporation, or any individual who, is or was serving at the Corporation's request as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

                           15.1.3.  "Expenses" shall include reasonable costs,
disbursements and counsel fees;

                           15.1.4.  "Independent Legal Counsel" means a law
firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation or the corporate agent claiming indemnification or any other party to the action, suit, or proceeding giving rise to a claim for indemnification, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such corporate agent in an action to determine the Corporation's or such person's rights under this Section 15;

                           15.1.5.  "Liability" shall mean any obligation to
pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

                           15.1.6.  "Officer" shall mean any individual who is
or was an officer of the Corporation, or any individual who is or was serving at the Corporation's request as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

                           15.1.7.  "Proceeding" shall mean any threatened,
pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

                  15.2. General. Except as provided in Section 15.4, the Corporation shall indemnify any director or officer who is made a party to any proceeding because the individual is or was a director or officer against liability incurred in the proceeding if:

                           15.2.1.  the following standards are met:

                                    (A)      the individual's conduct was in
good faith;

                                    (B)      the individual reasonably
believed,

                                             (i)      in the case of conduct in
the individual's official capacity with the Corporation, that the individual's conduct was in the best interest of the Corporation; and

                                             (ii)     in all other cases, that
the individual's conduct was at least not opposed to the best interests of the Corporation; and

                                             (iii)    in the case of any
criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful;

                  For purposes of Section 15.2.1(B)(ii) hereof, with respect to an employee benefit plan maintained by the Corporation, the individual shall be deemed to have reasonably believed that the individual's conduct was not opposed to the best interests of the Corporation if such conduct was for a purpose the individual reasonably believed was in the interests of the participants in and beneficiaries of the plan; and

                           15.2.2.  the individual was wholly successful, on
the merits or otherwise, in the defense of any proceedings to which the individual was a party because that individual is or was a director or officer of the Corporation.

                  15.3. Termination of Proceedings. The termination of any action or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or officer (i) did not act in good faith and in a manner that the individual reasonably believed to be in, or not opposed to, the best interests of the Corporation and (ii) with respect to any criminal proceeding, had reasonable cause to believe that the individual's conduct was unlawful.

                  15.4. Limitations. The Corporation shall not indemnify a director or officer in connection with a proceeding by or in the right of the Corporation in which such individual was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in the individual's official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by such individual. The Corporation may only indemnify an individual for liability incurred in connection with a proceeding for which such individual's defense is wholly successful, on the merits or otherwise.

                  15.5. Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

                           15.5.1.  the director or officer furnishes the
Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 15.2;

                           15.5.2.  the director or officer furnishes the
Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and

                           15.5.3.  a determination is made that the facts then
known to those making the determination would not preclude indemnification under this Section 15.

                  15.6. Determination and Authorization of Indemnification. The Corporation may not indemnify a director or officer under Section 15.2 unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because he has met the standard set forth in Section 15.2 and is in accordance with the Procedures for Submission and Determination of Claims for Indemnification set forth in the Appendix to this Charter. The determination shall be made:

                           15.6.1.  By the Board of Directors by majority vote
of a quorum consisting of directors not at the time parties to the proceeding;

                           15.6.2.  If a quorum cannot be obtained under
Section 15.6.1, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                           15.6.3.  By independent legal counsel:

                                    (A)      Selected by the Board of Directors
or its committee in the manner prescribed in Section 15.6.1. or Section 15.6.2;
or

                                    (B)      If a quorum of the Board of
Directors cannot be obtained under Section 15.6.1 and a committee cannot be designated under Section 15.6.2, selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

                           15.6.4.  By the shareholders, but shares owned by or
voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  15.7. Determination and Authorization of Expenses Authorization of indemnification and evaluation that indemnification is permissible as to reasonableness of expenses under Section 15.5 shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 15.6.3 to select counsel.

                  15.8. Employees and Agents. The Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent as a director or officer under Section 15.2, subject to the determination and authorization of indemnification procedures set forth in
Section 15.6 and in the Appendix to this Charter.

                  15.9. Applicability. The indemnification and advancement of expenses granted pursuant to this Section 15 shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification or advancement of expenses may be entitled, whether contained in the Charter or Bylaws of the Corporation, or authorized in a resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification, to the extent permitted by applicable law.

                  15.10. Intent and Interpretation. It is the intention of this Section 15 to provide for indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act, and this
Section 15 shall be interpreted accordingly. If this Section 15 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 15 that shall not have been invalidated and to the full extent permitted by applicable law. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further or additional indemnification of a director, officer, employee or agent of the Corporation beyond that provided in this Section 15, then the Corporation shall be permitted to indemnify such director, officer, employee or agent to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law.

                  15.11. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under applicable state law.

         16. Amendment of Bylaws. To the extent permitted by the Tennessee Business Corporation Act, the Board of Directors of the Corporation is expressly authorized to repeal, alter, amend or rescind the Bylaws of the Corporation by vote of a majority of the Board of Directors at a legal meeting held in accordance with the Bylaws. The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting group of shareholders) than is required by the Tennessee Business Corporation Act, to the extent such bylaw does not conflict with the provisions of this Charter. The adoption or amendment of a bylaw that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

         17. Amendment of Charter. The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Charter in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions in Sections 12, 13, 14, 15, 16 and this Section 17 of this Charter may not be repealed, altered, amended or rescinded in any respect nor may provisions be adopted inconsistent with Sections 12, 13, 14, 15, 16 and this Section 17 unless the same is approved by the affirmative vote of the holders at least 80% of the Voting Power, considered for this purpose as a single class; except that such repeal, alteration, amendment, rescission or adoption may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the Board of Directors.

         18. Adoption. This amended and restated charter was adopted by the Board of Directors of the Corporation on April 17, 2002 and the Shareholders of the Corporation on May 24, 2002. This charter replaces and supersedes the original charter of the Corporation filed with the Tennessee Secretary of State and all amendments thereto.

         19.      Corporation for Profit. The Corporation is for profit.


Dated:                           , 2002.
      --------------------------


                                             KIRKLAND'S, INC.

                                             By:
                                                -------------------------------
                                             Title:
                                                   ----------------------------

                    APPENDIX TO AMENDED AND RESTATED CHARTER

                         PROCEDURES FOR SUBMISSION AND
                  DETERMINATION OF CLAIMS FOR INDEMNIFICATION
                     PURSUANT TO SECTION 15 OF THE CHARTER.

         Section 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Section 15 of the Charter (the "Procedures") are to implement the provisions of Section 15 of the Charter of the Corporation (the "Charter") in compliance with the requirements of Section 15.6.

         Section 2.        Definitions. For purposes of these Procedures:

                  (a) All terms that are defined in Section 15.1 of the Charter shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

                  (b)      "Change of control" shall mean:

                           (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of "Beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (i) Voting Securities acquired directly from the Corporation by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                           (ii) approval by shareholders of the Corporation of:

                                    (A)      a merger, reorganization or
                                             consolidation involving the
                                             Corporation if the shareholders of
                                             the Corporation immediately before
                                             such merger, reorganization or
                                             consolidation do not or will not
                                             own directly or indirectly
                                             immediately following such merger,
                                             reorganization or consolidation,
                                             more than fifty percent (50%) of
                                             the combined voting power of the
                                             outstanding voting securities of
                                             the Corporation resulting from or
                                             surviving such merger,
                                             reorganization or consolidation in
                                             substantially the same proportion
                                             as their ownership
                                             of the Voting Securities
                                             outstanding immediately before
                                             such merger, reorganization or
                                             consolidation; or

                                    (B)      a complete liquidation or
                                             dissolution of the Corporation; or

                                    (C)      an agreement for the sale or other
                                             disposition of all or
                                             substantially all of the assets of
                                             the Corporation; or

                                    (D)      acceptance by shareholders of the
                                             Corporation of shares in a share
                                             exchange if the shareholders of
                                             the Corporation immediately before
                                             such share exchange do not or will
                                             not own directly or indirectly
                                             immediately following such share
                                             exchange more than fifty percent
                                             (50%) of the combined voting power
                                             of the outstanding voting
                                             securities of the entity with
                                             which the shareholders effect such
                                             share exchange in substantially
                                             the same proportion as their
                                             ownership of the Voting Securities
                                             outstanding immediately before
                                             such share exchange.

         Section 3.        Submission and Determination of Claims.

                  (a) To obtain indemnification or advancement of expenses under Section 15 of the Charter, a corporate agent shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the corporate agent and is reasonably necessary to permit a determination as to whether and what extent the Corporate agent is entitled to indemnification or advancement of expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with Section 15.6 or Section 15.7 of the Charter is required.

                  (b) Upon written request by an corporate agent for indemnification pursuant to Section 3(a) hereof, a determination with respect to the corporate agent's entitlement thereto in the specific case, if required by the Charter, shall be made in accordance with Section 15.6 of the Charter, and, if it is so determined that the corporate agent is entitled to indemnification, payment to the corporate agent shall be made within ten days after such determination. The corporate agent shall cooperate with the person, persons or entity making such determination, with respect to the corporate agent's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the corporate agent and reasonably necessary to such determination.

                  (c) If entitlement to indemnification is to be made by independent legal counsel pursuant to Section 15.6.3 of the Charter such counsel shall be selected as provided in this Section 3(c). If a change of control shall not have occurred, the independent legal counsel shall be selected by the Board of Directors as set forth in Section 15.6.3 of the Charter, and the Corporation shall give written notice to the corporate agent advising the corporate agent of the identity of the independent legal counsel so selected. If a change of control shall have occurred, the independent legal counsel shall be selected by the corporate agent (unless the corporate agent shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the corporate agent shall give written notice to the Corporation advising it of the identity of the independent legal counsel so selected. In either event, the corporate agent or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the corporate agent, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the independent legal counsel so selected does not meet the requirements of "independent legal counsel" as defined in Section 15.1 of the Charter, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the independent legal counsel so selected may not serve as independent legal counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the corporate agent of a written request for indemnification pursuant to Section 3(a) hereof, no independent legal counsel shall have been selected and not objected to, either the Corporation or the corporate agent may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the corporate agent to the other's selection of independent legal counsel and/or for the appointment as independent legal counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as independent legal counsel under Section 15.6.3 of the Charter. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of independent legal counsel incurred by such independent legal counsel in connection with acting pursuant to Section
15.6.3 of the Charter, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Section 15.6.3 of the Charter and this Section 3(c), regardless of the manner in which independent legal counsel was selected or appointed. Upon the delivery of its opinion pursuant to Section 15.6.3 of the Charter or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(a)(3) of these Procedures, independent legal counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                  (d) If a change of control shall have occurred, in making a determination with respect to entitlement to indemnification under the Charter, the person, persons or entity making such determination shall presume that an corporate agent is entitled to indemnification under the Charter if the corporate agent has submitted a request for indemnification in accordance with
Section 3(a) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         Section 4.        Review and Enforcement of Determination.

                  (a) In the event that (1) advancement of expenses is not timely made pursuant to Section 15.5 of the Charter, (2) payment of indemnification is not made pursuant to Section 15.2 the Charter within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Section 15.6 of the Charter that a corporate agent is not entitled to indemnification under the Charter, (4) the determination of entitlement to indemnification is to be made by independent legal counsel pursuant to Section 15.6.3 of the Charter and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or
(5) payment of indemnification is not made within ten days after a determination has been made pursuant to Section 15.6 of the Charter that a corporate agent is entitled to indemnification, the corporate agent shall be entitled to an adjudication in an appropriate court of the State of Tennessee, or in any other court of competent jurisdiction, of the corporate agent's entitlement to such indemnification or advancement of expenses. Alternatively, the corporate agent, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The corporate agent shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the corporate agent first has the right to commence such proceeding pursuant to this Section 4(a). The Corporation shall not oppose the corporate agent's right to seek any such adjudication or award in arbitration.

                  (b) In the event that a determination shall have been made pursuant to Section 15.6 of the Charter that a corporate agent is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the corporate agent shall not be prejudiced by reason of that adverse determination. If a change of control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the corporate agent is not entitled to indemnification or advancement of expenses, as the case may be.

                  (c) If a determination shall have been made or deemed to have been made pursuant to Section 15.6 of the Charter that a corporate agent is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the corporate agent's request for indemnification, or (2) a prohibition of such indemnification under applicable law.

                  (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

                  (e) In the event that a corporate agent, pursuant to this Section 4, seeks to enforce the corporate agent's rights under, or to recover damages for breach of, Section 15 of the Charter or these Procedures in a judicial proceeding or arbitration, the Corporate agent shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of expenses in Section 15.1 of the Charter) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the corporate agent prevails therein. If it shall be determined in such judicial proceeding or arbitration that the corporate agent is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the corporate agent in connection with such judicial proceeding or arbitration shall be appropriately prorated.

         Section 5. AMENDMENTS. These Procedures may be amended at any time and from time to time in the same manner as any section of the Charter of the Corporation in accordance with the Amended and Restated Charter of the Corporation and the Bylaws; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any corporate agent shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.